Exhibit 99.1

MATTEL REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

AND DECLARES QUARTERLY DIVIDEND

Third Quarter Highlights1

•	Worldwide gross sales down 3% in constant currency and down 11% as reported.

•	Global retail sales continue to outpace shipping, and were down 1% in the quarter, up 1% year-to-date[2].

•	Adjusted operating income of $321.6 million, compared to adjusted operating income of $434.5 million in the third quarter of 2014 and reported operating income of $300.8 million, compared to reported operating income of $409.5 million in the third quarter of 2014, down 7% in constant currency and down 27% as reported.

•	Adjusted earnings per share of $0.71, compared to prior year adjusted earnings per share of $0.98 and reported earnings per share of $0.66, compared to prior year earnings per share of $0.97. Adjusted and reported earnings per share reflect the negative impact from changes in currency exchange rates of $0.20.

•	Board declared 2015 fourth quarter cash dividend of $0.38 per share, which is flat compared to the fourth quarter of 2014.

EL SEGUNDO, Calif., October 15, 2015 – For the third quarter of 2015, Mattel, Inc. (NASDAQ: MAT) today reported worldwide net sales down 4% in constant currency, adjusted operating income of $321.6 million and adjusted earnings per share of $0.71.

“Our results for the quarter, excluding the significant impact from currency exchange rates, were broadly in line with our expectations at this stage of our turnaround,” said Christopher Sinclair, Mattel Chairman and CEO. “Importantly, we’re very encouraged by the progress we are making on reenergizing the company, building momentum in our core brands, improving retail execution, reducing costs and building scale in key emerging markets. As we continue our turnaround efforts, we remain comfortable with our full-year outlook.”

[1]	Please refer to Non-GAAP Financial Measures for a glossary of definitions of non-GAAP financial measures used herein, including gross sales, constant currency, adjusted operating income, adjusted earnings (loss) per share, adjusted gross margin and adjusted other selling and administrative expenses.
[2]	Mattel Internal Analysis; excludes American Girl and MEGA Brands.

Financial Overview

For the quarter, worldwide net sales were down 4% in constant currency compared to last year. In the North American Region, which consists of the United States, Canada and American Girl, third quarter gross sales decreased by 4% in constant currency, and 5% as reported. In the International Region, gross sales decreased by 2% in constant currency, and decreased 19% as reported. Adjusted gross margin decreased 170 basis points and 140 basis points as reported, primarily from the negative impact from changes in currency exchange rates. Adjusted other selling and administrative expenses decreased $30 million, reflecting continued cost improvement initiatives. Adjusted operating income for the quarter was $321.6 million, compared to prior year’s adjusted operating income of $434.5 million, reflecting the negative impact from changes in currency exchange rates and lower sales, partially offset by lower other selling and administrative expenses.

The Company’s debt-to-total capital ratio as of September 30, 2015 was 46.8%.

Cash flows used for operating activities were approximately $222 million, compared to approximately $144 million in 2014. Cash flows used for investing activities were approximately $206 million, a decrease of approximately $398 million, primarily due to the prior-year acquisition of MEGA Brands. Cash flows used for financing activities and other were approximately $254 million, compared to approximately $29 million in 2014. The change was primarily driven by prior year net proceeds from long-term borrowings, partially offset by prior year share repurchases.

Capital Deployment

The Board of Directors declared a fourth quarter cash dividend of $0.38 per share, which is flat compared to the fourth quarter of 2014. The dividend will be payable on December 11, 2015 to stockholders of record on November 25, 2015.

Sales by Brand

Mattel Girls and Boys Brands

For the third quarter, worldwide gross sales for Mattel Girls & Boys Brands were $1.12 billion, down 5% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were down 4% in constant currency. Year-to-date retail sales for Barbie are up slightly on a global basis, driven by strong performance in the United States, partially offset by a decline in international markets. Worldwide gross sales for Other Girls brands were down 20% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 19% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 4% in constant currency.

Fisher-Price Brands

Third quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $625.3 million, up 1% in constant currency versus the prior year.

American Girl Brands

Third quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $109.9 million, down 2% in constant currency versus the prior year.

Construction and Arts & Crafts Brands

Third quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $118.5 million, up 2% in constant currency versus the prior year. Mattel acquired MEGA Brands Inc. on April 30, 2014.

Conference Call and Live Webcast

At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2015 third quarter financial results. The conference call will be webcast on the “Investors” section of the Company’s corporate website: http://corporate.mattel.com/. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the evening of the call until Friday, October 23, 2015, and may be accessed by dialing +1-404-537-3406. The passcode is 39720076.

Forward-Looking Statements

This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2015, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel discloses certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures presented in this release include gross sales, adjusted gross margin, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and are discussed in more detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the attached exhibits and also will be available at the time of our conference call and webcast (information above) in the “Investors” section of our corporate website, http://corporate.mattel.com/, under the subheading “Financial Information – Earnings Releases.”

Gross sales

Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the detail of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with individual products, making net sales less meaningful.

Adjusted gross margin

Adjusted gross margin represents Mattel’s reported gross profit, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, as a percentage of net sales. Adjusted gross margin is presented to provide additional perspective on underlying trends in Mattel’s core gross margin.

Adjusted other selling and administrative expenses

Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.

Adjusted operating income

Adjusted operating income represents Mattel’s reported operating income, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income is presented to provide additional perspective on underlying trends in Mattel’s core operating results.

Adjusted earnings (loss) per share

Adjusted earnings per share represents Mattel’s reported diluted earnings per common share, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses and certain tax benefits. Each adjustment is tax effected, if necessary, and divided by the reported weighted average number of common and potential common shares to determine the per-share impact of the adjustment. Adjusted earnings per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings.

Constant currency

Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, current period and prior period results for entities reporting in currencies other than U.S. dollar are translated to U.S. dollars using consistent exchange rates, rather than using the actual exchange rate in effect during the respective periods. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on underlying trends in Mattel’s operating performance.

About Mattel

The Mattel family of companies (Nasdaq: MAT) is a worldwide leader in the design, manufacture and marketing of toys and family products. Mattel’s portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends®, Fisher-Price® brands and MEGA® Brands, as well as a wide array of entertainment-inspired toy lines. In 2015, Mattel was named one of the “World’s Most Ethical Companies” by Ethisphere Magazine and in 2014 ranked No. 5 on Corporate Responsibility Magazine’s “100 Best Corporate Citizens” list. With worldwide headquarters in El Segundo, Calif., Mattel’s companies employ approximately 31,000 people in 40 countries and territories and sell products in more than 150 nations. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.

# # #

Contacts:

News Media

Alex Clark

310-252-6397

alex.clark@mattel.com

Or

Securities Analysts

Martin Gilkes

310-252-2703

martin.gilkes@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,
	2015		2014		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2015		2014		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,792.0		$2,021.4		-11%	-4%	$3,702.9		$4,029.9		-8%	-1%
Cost of sales	912.4	50.9%	1,000.3	49.5%	-9%		1,900.0	51.3%	2,034.7	50.5%	-7%

Gross Profit	879.6	49.1%	1,021.1	50.5%	-14%	-3%	1,802.9	48.7%	1,995.2	49.5%	-10%	-1%
Advertising and promotion expenses	213.2	11.9%	218.7	10.8%	-3%		420.4	11.4%	409.4	10.2%	3%
Other selling and administrative expenses	365.6	20.4%	392.9	19.4%	-7%		1,135.6	30.7%	1,169.1	29.0%	-3%

Operating Income	300.8	16.8%	409.5	20.3%	-27%	-7%	246.9	6.7%	416.7	10.3%	-41%	-20%
Interest expense	21.4	1.2%	21.0	1.0%	2%		62.5	1.7%	57.2	1.4%	9%
Interest (income)	(2.0)	-0.1%	(1.8)	-0.1%	12%		(5.8)	-0.2%	(5.2)	-0.1%	10%
Other non-operating (income), net	(4.7)		(3.9)				(2.9)		(5.7)

Income Before Income Taxes	286.1	16.0%	394.2	19.5%	-27%	-5%	193.1	5.2%	370.4	9.2%	-48%	-22%
Provision for income taxes	62.3		62.4				38.8		21.5

Net Income	$223.8	12.5%	$331.8	16.4%	-33%		$154.3	4.2%	$348.9	8.7%	-56%

Net Income Per Common Share - Basic	$0.66		$0.97				$0.45		$1.02

Weighted average number of common shares	339.4		338.7				339.0		339.2

Net Income Per Common Share - Diluted	$0.66		$0.97				$0.45		$1.02

Weighted average number of common and potential common shares	339.8		340.3				339.5		341.2

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,		December 31,
	2015	2014 (a)	2014 (a)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$289.7	$262.2	$971.7
Accounts receivable, net	1,451.3	1,695.4	1,094.5
Inventories	870.8	824.3	561.8
Prepaid expenses and other current assets	571.4	543.6	558.9

Total current assets	3,183.2	3,325.5	3,186.9
Property, plant, and equipment, net	721.3	710.6	737.9
Other noncurrent assets	2,745.0	2,857.4	2,797.2

Total Assets	$6,649.5	$6,893.5	$6,722.0

Liabilities and Stockholders’ Equity
Short-term borrowings	$161.0	$52.5	$—
Accounts payable and accrued liabilities	1,248.7	1,110.4	1,070.1
Income taxes payable	31.9	47.4	18.8

Total current liabilities	1,441.6	1,210.3	1,088.9
Long-term debt	2,100.0	2,100.0	2,100.0
Other noncurrent liabilities	535.2	515.4	584.0
Stockholders’ equity	2,572.7	3,067.8	2,949.1

Total Liabilities and Stockholders’ Equity	$6,649.5	$6,893.5	$6,722.0

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	September 30,
(In millions, except days and percentage information)	2015	2014
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	73	75
Total debt outstanding	$2,261.0	$2,152.5
Total debt-to-total capital ratio	46.8%	41.2%

	Nine Months Ended September 30,
(In millions)	2015 (b)	2014
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(222)	$(144)
Cash flows (used for) investing activities	(206)	(604)
Cash flows (used for) financing activities and other	(254)	(29)

Decrease in cash and equivalents	$(682)	$(777)

(a)	Certain balances related to the acquisition of MEGA Brands have been retrospectively adjusted to reflect their final acquisition-date fair values.
(b)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
(In millions, except percentage information)	2015	2014			2015	2014
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$1,120.6	$1,323.3	-15%	-5%	$2,327.6	$2,669.1	-13%	-3%
Fisher-Price Brands	625.3	663.4	-6	1	1,226.0	1,263.7	-3	3
American Girl Brands	109.9	113.1	-3	-2	300.1	302.2	-1	-1
Construction and Arts & Crafts Brands[1]	118.5	123.4			221.6	185.0
Other	9.1	9.5			23.4	25.1

Gross Sales	$1,983.4	$2,232.7	-11%	-3%	$4,098.7	$4,445.1	-8%	0%

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$302.0	$352.9	-14%	-4%	$578.3	$683.6	-15%	-6%
Other Girls	320.4	451.4	-29	-20	685.9	875.3	-22	-12
Wheels	266.9	252.2	6	19	559.5	522.6	7	19
Entertainment	231.3	266.8	-13	-4	503.9	587.6	-14	-6

Gross Sales	$1,120.6	$1,323.3	-15%	-5%	$2,327.6	$2,669.1	-13%	-3%

Worldwide Gross Sales by Region:
North American[2]	$1,184.8	$1,243.5	-5%	-4%	$2,366.6	$2,396.7	-1%	-1%
International	798.6	989.2	-19	-2	1,732.1	2,048.4	-15	1

Gross Sales	$1,983.4	$2,232.7	-11%	-3%	$4,098.7	$4,445.1	-8%	0%

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$1,983.4	$2,232.7			$4,098.7	$4,445.1
Sales Adjustments	(191.4)	(211.3)			(395.8)	(415.2)

Net Sales	$1,792.0	$2,021.4	-11%	-4%	$3,702.9	$4,029.9	-8%	-1%

[1]	Sales of Construction and Arts & Crafts products include the MEGA BLOKS and RoseArt brands. Mattel acquired MEGA Brands Inc. on April 30, 2014.
[2]	Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In millions, except per share and percentage information)	2015	2014	2015	2014
Gross Profit
Gross Profit, As Reported	$879.6	$1,021.1	$1,802.9	$1,995.2
Gross Margin	49.1%	50.5%	48.7%	49.5%
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	6.7	—	15.1

Gross Profit, As Adjusted	$879.6	$1,027.8	$1,802.9	$2,010.3

Adjusted Gross Margin	49.1%	50.8%	48.7%	49.9%
Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$365.6	$392.9	$1,135.6	$1,169.1
% of Net Sales	20.4%	19.4%	30.7%	29.0%
Adjustments:
MEGA Brands Integration & Acquisition Costs	(3.3)	(4.6)	(13.6)	(15.8)
MEGA Brands Intangible Asset Amortization Expense	(4.2)	(9.6)	(12.5)	(14.7)
Severance Expense	(13.3)	(4.1)	(56.9)	(38.1)

Other Selling and Administrative Expenses, As Adjusted	$344.8	$374.6	$1,052.6	$1,100.5

% of Net Sales	19.2%	18.5%	28.4%	27.3%
Operating Income
Operating Income, As Reported	$300.8	$409.5	$246.9	$416.7
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	6.7	—	15.1
MEGA Brands Integration & Acquisition Costs	3.3	4.6	13.6	15.8
MEGA Brands Intangible Asset Amortization Expense	4.2	9.6	12.5	14.7
Severance Expense	13.3	4.1	56.9	38.1

Operating Income, As Adjusted	$321.6	$434.5	$329.9	$500.4

Earnings Per Share
Net Income Per Common Share, As Reported	$0.66	$0.97	$0.45	$1.02
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	0.02	—	0.03
MEGA Brands Integration & Acquisition Costs	0.01	0.01	0.03	0.04
MEGA Brands Intangible Asset Amortization Expense	0.01	0.02	0.03	0.03
Severance Expense	0.03	0.01	0.13	0.09
Discrete Tax Items	—	(0.05)	(0.01)	(0.15)

Net Income Per Common Share, As Adjusted	$0.71	$0.98	$0.63	$1.06